Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  312.396.7086
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.2893

                      Conseco Reports First Quarter Results

Carmel, Ind., May 4, 2006 - Conseco, Inc. (NYSE: CNO) today reported results for the first quarter of 2006:

     o Net operating income (1): $55.8 million (including after-tax expenses of $9.6 million related to certain litigation reserves), down 21% from 1Q05
     o Net operating income per diluted share: 36 cents (including after-tax expenses of 5 cents per share related to certain litigation reserves), down 16% from 1Q05
     o Net income applicable to common stock: $55.1 million, down 24% from 1Q05 (including $.7 million of net realized investment losses in 1Q06 vs. $2.0 million of net realized investment gains in 1Q05)
     o Net income per diluted share: 35 cents, down 20% from 1Q05 (including 1 cent of net realized investment losses in 1Q06 vs. 1 cent of net realized investment gains in 1Q05)
     o    Sales (new annualized premium): $85.8 million, up 7% over 1Q05

During the quarter, Conseco continued to make progress on its initiatives to increase sales, aggressively manage expenses, enhance its technology and operating platform, build a high-performance culture and maintain top-tier corporate governance practices. Conseco's vision and mission are clear and consistent: to establish Conseco as a leading provider of financial security for the life, health and retirement needs of middle market Americans.

---------------------------------------------------------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 2.
(2) Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT", a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) the effects of the 2005 issuance of convertible debentures and amendment of our credit facility; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.
(3) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 16% and $23.86, respectively.

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
                                                                    Conseco (2)
                                                                    May 4, 2006

Operating results
Results by segment for the quarter were as follows ($ in millions):

                                                                                                 Three Months Ended
                                                                                                       March 31,
                                                                                             --------------------------
                                                                                             2006                  2005
                                                                                             ----                  ----
EBIT (2):
  Bankers Life (including Colonial Penn).............................................       $ 62.3                $ 58.8
  Conseco Insurance Group ("CIG")....................................................         41.9                  64.4
  Other Business in Run-off..........................................................         24.0                  21.5
  Corporate Operations, excluding corporate interest expense.........................        (13.6)                 (8.6)
                                                                                            ------                ------

     Total EBIT......................................................................        114.6                 136.1

Corporate interest expense...........................................................        (12.4)                (12.0)
                                                                                            ------                ------

       Income before net realized investment gains (losses) and taxes................        102.2                 124.1

Tax expense..........................................................................         36.9                  44.3
                                                                                            ------                ------

     Net income before net realized investment gains (losses)........................         65.3                  79.8
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock.............................          9.5                   9.5
                                                                                            ------                ------

     Net operating income............................................................         55.8                  70.3

Net realized investment gains (losses), net of related amortization and taxes........          (.7)                  2.0
                                                                                            ------                ------

     Net income applicable to common stock...........................................       $ 55.1                $ 72.3
                                                                                            ======                ======

Per diluted share:
     Net operating income............................................................         $.36                  $.43

     Net realized investment gains (losses), net of related amortization and taxes...         (.01)                  .01
                                                                                              ----                 -----

     Net income applicable to common stock...........................................         $.35                  $.44
                                                                                              ====                  ====

In our Bankers Life segment, EBIT in the first quarter of 2006 was $62.3 million compared to $58.8 million in the first quarter of 2005. The earnings improvement reflects increased investment income, improved margins in our Medicare supplement business and the overall growth of the business; partially offset by lower margins in our long-term care business and a pre-tax loss of $2.0 million related to the distribution and quota-share reinsurance agreements with Coventry Health Care regarding the Medicare Part D program. Medicare Part D products experience disproportionately higher benefits in the first half of the contract year than the second half due to the benefit design.

In our Conseco Insurance Group segment, EBIT was $41.9 million in 1Q06, compared to $64.4 million in 1Q05. Earnings in 1Q06 reflected: (i) lower earnings due to a declining block of Medicare supplement business; (ii) higher benefit ratios (and therefore lower margins) on specified disease business due to higher-than-expected persistency in older blocks; and (iii) expenses totaling $7.5 million related to certain litigation reserves.

In our Other Business in Run-off segment, EBIT was $24.0 million in the first quarter of 2006, compared to $21.5 million in the first quarter of 2005. During the first quarter of 2006, we upgraded the prior version of the valuation system used to determine reserves for the long-term care block of business in run-off. The new version includes enhancements to more precisely estimate insurance liabilities for policies with return-of-premium benefits. The effect of this refinement and certain other reserve adjustments resulted in a net decrease to our insurance liabilities of approximately $14.0 million in the first quarter of 2006. Our long-term care results in this segment also reflect the negative effect of higher than assumed persistency of approximately $2.0 million and increased claim reserves of $6.0 million on 2005 incurred claims.

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
                                                                    Conseco (3)
                                                                    May 4, 2006

The Corporate operations segment includes "40|86 Advisors" (our investment advisory subsidiary) and corporate expenses. Results of corporate operations included expenses totaling $7.5 million in 1Q06 related to certain litigation reserves.

Financial strength
At March 31, 2006, our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3), was 15%, compared to 16% at December 31, 2005, and book value per share, excluding accumulated other comprehensive income
(loss) (3), was $25.34 compared to $24.95 at December 31, 2005.

Sales up 7% for the quarter
Total sales, as measured by new annualized premium (which includes 6% of annuity and 10% of single premium whole life deposits), rose by 7% over 1Q05, to $85.8 million, as we capitalized on growth opportunities across our three distribution channels: career, independent and direct.

At Conseco Insurance Group (independent distribution), total 1Q06 new annualized premium was $20.4 million, up 45% over 1Q05. Expanded product offerings, revitalized marketing efforts, increased agent productivity and improved recruiting efforts contributed to the increase.

At Bankers Life (career distribution), total 1Q06 new annualized premium was $57.0 million, down 1% from 1Q05 and in line with our expectations.

At Colonial Penn (direct distribution), total 1Q06 new annualized premium was $8.4 million, up 3% over 1Q05 as we continued the investment in our marketing efforts.

Outlook
Based on: (i) our analysis of the non-recurring nature of several of the factors that affected 1Q06 results; and (ii) our expectations for the business for the balance of 2006, we continue to expect that our 2006 operating earnings will at least meet our previous outlook of $1.85 of operating income per share, after being adjusted for the first quarter after-tax expenses of 5 cents per share related to litigation reserves. This outlook is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates. (See note on forward-looking statements below.)

Conference Call
The company will host a conference call to discuss results at 12 noon Eastern Daylight Time on Friday, May 5, 2006. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

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
                                                                    Conseco (4)
                                                                    May 4, 2006

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                    Conseco (5)
                                                                    May 4, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                              March 31,        December 31,
                                                                                                2006               2005
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       March 31, 2006 - $22,567.9; December 31, 2005 - $22,380.2).........................    $22,116.8         $22,494.2
     Equity securities at fair value (cost: March 31, 2006 - $31.2;
       December 31, 2005 - $25.6).........................................................         33.0              27.1
     Mortgage loans.......................................................................      1,328.2           1,264.2
     Policy loans.........................................................................        424.0             429.8
     Trading securities...................................................................        697.8             716.3
     Other invested assets ...............................................................        126.4             109.6
                                                                                              ---------         ---------
       Total investments..................................................................     24,726.2          25,041.2

Cash and cash equivalents:
     Unrestricted.........................................................................        102.9             237.8
     Restricted...........................................................................         21.8              35.2
Accrued investment income.................................................................        327.3             315.4
Value of policies inforce at the Effective Date...........................................      2,410.3           2,414.0
Cost of policies produced.................................................................        862.2             758.8
Reinsurance receivables...................................................................        878.8             887.5
Income tax assets, net....................................................................      1,624.4           1,496.6
Assets held in separate accounts..........................................................         30.1              29.8
Other assets..............................................................................        387.3             341.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $31,371.3         $31,557.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $12,689.0         $12,686.8
       Traditional products.................................................................   11,898.5          11,872.2
       Claims payable and other policyholder funds..........................................      846.8             842.1
       Liabilities related to separate accounts.............................................       30.1              29.8
     Other liabilities......................................................................      503.6             440.0
     Investment borrowings..................................................................      314.7             315.1
     Notes payable - direct corporate obligations...........................................      805.3             851.5
                                                                                              ---------         ---------

         Total liabilities..................................................................   27,088.0          27,037.5
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................      667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: March 31, 2006 - 151,513,212; December 31, 2005 - 151,513,434)......        1.5               1.5
     Additional paid-in capital.............................................................    3,198.4           3,194.1
     Accumulated other comprehensive income (loss)..........................................     (224.2)             71.7
     Retained earnings......................................................................      639.8             584.7
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    4,283.3           4,519.8
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $31,371.3         $31,557.3
                                                                                              =========         =========

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
                                                                    Conseco (6)
                                                                    May 4, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                                  Three months ended
                                                                                                        March 31,
                                                                                                -----------------------
                                                                                                2006               2005
                                                                                                ----               ----
Revenues:
   Insurance policy income.............................................................       $  754.7           $  727.7
   Net investment income (loss):
     General account assets............................................................          351.3              337.8
     Policyholder and reinsurer accounts...............................................           14.1              (23.3)
   Net realized investment gain (loss).................................................           (3.1)               1.6
   Fee revenue and other income........................................................            4.7                4.2
                                                                                              --------           --------

       Total revenues..................................................................        1,121.7            1,048.0
                                                                                              --------           --------

Benefits and expenses:
   Insurance policy benefits...........................................................          726.8              671.0
   Interest expense....................................................................           16.4               14.7
   Amortization........................................................................          118.6               94.7
   Other operating costs and expenses..................................................          158.8              140.4
                                                                                              --------           --------

       Total benefits and expenses.....................................................        1,020.6              920.8
                                                                                              --------           --------

       Income before income taxes......................................................          101.1              127.2

Income tax expense on period income....................................................           36.5               45.4
                                                                                              --------           --------

       Net income......................................................................           64.6               81.8

Preferred stock dividends..............................................................            9.5                9.5
                                                                                              --------           --------

       Net income applicable to common stock...........................................       $   55.1           $   72.3
                                                                                              ========           ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding...............................................    151,521,000        151,058,000
                                                                                           ===========        ===========

     Net income........................................................................           $.36               $.48
                                                                                                  ====               ====

   Diluted:
     Weighted average shares outstanding...............................................    183,541,000        186,764,000
                                                                                           ===========        ===========

     Net income........................................................................           $.35               $.44
                                                                                                  ====               ====



                                    - more -

                                                                    Conseco (7)
                                                                    May 4, 2006

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                                  ---------------------
                                                                                                  2006             2005
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $233.4            $221.7
  Supplemental health...................................................................          325.9             313.6
  Life..................................................................................           66.6              48.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $625.9            $583.9
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 36.2            $ 25.3
  Supplemental health...................................................................          159.6             174.6
  Life..................................................................................           84.1              89.7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $279.9            $289.6
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 87.3             $92.3
  Major medical.........................................................................            1.1               0.7
                                                                                                 ------             -----
  Total collected premiums..............................................................          $88.4             $93.0
                                                                                                  =====             =====

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                                -----------------------
                                                                                                2006               2005
                                                                                                ----               ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $168 million     $164 million
  Benefit ratio.........................................................................           67.8%            71.9%

Long-Term Care:
  Earned premium........................................................................    $143 million     $138 million
  Benefit ratio.........................................................................           96.5%            91.8%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           66.9%            63.9%

Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $68 million      $82 million
  Benefit ratio (b).....................................................................           60.3%            55.2%

Specified Disease:
  Earned premium........................................................................     $90 million      $90 million
  Benefit ratio.........................................................................           77.5%            75.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           45.9%            44.8%

Other Business in Run-off segment:
  Earned premium........................................................................     $89 million      $92 million
  Benefit ratio.........................................................................           94.8%            94.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           45.1%            48.2%

-------------------------------------------------------------------------------------
(a)  The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy
     (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.
(b)  Reported benefit ratios below 65% on CIG's Medicare supplement products include the impact of active life reserves released on lapsed policies. The earnings impact from such decreases in reserves is generally offset by increased amortization expense.

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